SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Dave and Buster’s Entertainment, Inc. (the “Company”) was held on June 16, 2016. At the Annual Meeting of Stockholders, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

Proposal 1

Each of the Company’s nominees was elected to hold office as a director until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified, as follows:

Name	Number of Shares Voted
	For	Withheld	Broker Non-Vote
Michael J. Griffith	36,899,799	271,251	1,854,812
Jonathan S. Halkyard	36,898,033	273,017	1,854,812
David A. Jones	36,627,239	543,811	1,854,812
Stephen M. King	36,899,645	271,405	1,854,812
Alan J. Lacy	25,677,216	11,493,834	1,854,812
Kevin M. Mailender	24,472,667	12,698,383	1,854,812
Patricia H. Mueller	36,910,965	260,085	1,854,812
Kevin M. Sheehan	36,899,466	271,584	1,854,812
Jennifer Storms	36,909,976	261,074	1,854,812

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending January 29, 2017, was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
39,010,368	12,878	2,616	0

Proposal 3

The proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to allow removal of directors with or without cause by vote of a majority of stockholders was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
38,824,351	32,199	169,312	0

The Third Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

Proposal 4

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
36,725,684	324,215	121,151	1,854,812

Proposal 5

The Company’s stockholders selected “one year” as the frequency for future advisory votes on the compensation of the Company’s executive officers. The results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
36,062,717	13,966	999,112	95,255	1,854,812

In accordance with the voting results on this item, the Company has determined to hold a non-binding, advisory vote on the compensation of executive officers annually, until the next advisory vote on the frequency of stockholder advisory votes on executive compensation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Third Amended and Restated Certificate of Incorporation of Dave and Buster’s Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 17, 2016	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary

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